Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION MARKED BY [*] HAS BEEN EXCLUDED FROM THIS

EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE

REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

Stone Blossom Capital LLC

Consulting Agreement

THIS AGREEMENT (the “Agreement”) is made as of January 23, 2024, by and between Stone Blossom Capital, LLC (“Consultant”) and Medmen Enterprises Inc. and its affiliates and subsidiaries (collectively the “Company”).

Company desires to retain Consultant to render business advice as further set forth in Appendix A (the “Services”). With the consideration of the covenants herein as well as other valuable consideration receipt whereof is hereby acknowledged, Consultant and Company agree as follows:

1. Incorporation of Recitals and Attachments. All the foregoing Recitals are hereby incorporated herein and made a part hereof by this reference. Further, any terms, conditions and provisions of all attachments, exhibits and appendices to this Agreement are incorporated and made a part hereof by this reference.

2. Consulting Duties and Obligations. Consultant agrees to provide the Services to Company and such other tasks and duties, as the Company may deem necessary to complete the Services. The Consultant and Company agree that Consultant will not provide any legal advice or legal services in connection with the Services.

3. Non-exclusive. The Services provided by Consultant are non-exclusive and Consultant is free to provide similar services to other non-related clients.

4. Legal Representations. Consultant possesses the academic background and professional experience necessary to perform the Services. Company acknowledges that a principal of Consultant is affiliated with Buchalter APC and cannot provide any legal advice to Company. Any legal advice for the Company must be obtained from other attorneys (not Richard P. Ormond) as Company may require. Consultant is permitted to engage Buchalter APC for and on behalf of itself or on behalf of the Company, if necessary, as set forth in Appendix A.

5. Compensation. See Appendix A.

6. Term and Termination. This Agreement is for a minimum six-month term (“Initial Term”) and can be renewed on a month-to-month basis thereafter. This Agreement may be terminated upon ten (10) days written notice, subject to the compensation terms set forth in Appendix A.

7. Independent Contractor

(1)	The Company and Consultant acknowledge and agree that Consultant has no power or authority to act for, or on behalf of, the Company or to bind the Company to any matter without the prior, written approval of the Company. Consultant is authorized by Company to provide similar services and advice to other clients.

(2)	Both Consultant and the Company acknowledge and agree that the relationship created by this Agreement is that of independent contractor and not that of employee and employer. Consultant is responsible for the payment of any taxes, including but not limited to all federal, state, and local personal and business income taxes, sales and use taxes, other business taxes and license fees arising out of the activities of Consultant. Consistent with the full performance of the terms of this Agreement, Consultant shall have sole control of the manner and means of performing under this Agreement.

(3)	Consultant is responsible for all office and other expenses incurred by Consultant in connection with the performance of services hereunder. As further set forth in Appendix

Stone Blossom Capital LLC

Consulting Agreement

A, travel related expenses incurred by the Consultant while fulfilling this Agreement will be reimbursed by the Company, subject to Company’s prior review and approval.

Expense reports must be provided to the Company for reimbursement.

8. Projections; Reliance; Limitation of Duties. You understand that the services to be rendered by the CONSULTANT may include the preparation of projections and other forward-looking statements, and that numerous factors can affect the actual results of the Company’s operations, which may materially and adversely differ from those projections and other forward-looking statements. In addition, the CONSULTANT will be relying on information provided by other members of the Company’s management in the preparation of those projections and other forward-looking statements. CONSULTANT makes no representation or guarantee that an appropriate restructuring proposal or strategic alternative can be formulated for the Company, that any restructuring proposal or strategic alternative selected by CONSULTANT will be more successful than all other possible restructuring proposals or strategic alternatives, that restructuring or liquidation is the best course of action for the Company or, if formulated, that any proposed restructuring plan, liquidation plan or strategic alternative will be accepted by any of the Company’s creditors, shareholders and other constituents.

9. No Third-party Beneficiary. The Company acknowledges that all advice (written or oral) given by Consultant to the Company in connection with this engagement is intended solely for the benefit and use of the Company (limited to its Board of Directors and management) in considering the matters to which this engagement relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks referred to herein without Consultant’s prior approval (which shall not be unreasonably withheld), except as required by law.

10. No Guaranty of Results. The Company agrees that Consultant cannot, and is not, guarantying any results. Because the information needed to provide our services, prepare and review financial analyses and reports, business analysis, various financial reports and documents and a Company wind down plan, will be based on assumptions and information provided by the Company, and their advisors, appraisers, accountants, and lawyers, the Company will assume full and complete responsibility for the information prepared. The Company understands and acknowledges that Consultant’s work effort, analysis and advice are inherently subjective and that reasonable professionals/individuals reviewing the same information may reach entirely different conclusions. The Company releases Consultant from all responsibility as to the reliability and accuracy of the information provided to Consultant. While we will use our reasonable efforts in assisting the Company to achieve its goals, Consultant cannot guaranty any results or assume any responsibility for the Company’s ultimate financial position or survival.

11. Conflicts. Consultant is not currently aware of any relationship that would create a conflict of interest with the Company or those parties-in-interest of which you have made us aware. Because Consultant provides business fiduciary services and serves clients in numerous cases, both in and out of court, it is possible that Consultant may have rendered services to or have business associations with other entities or people which had or have or may have relationships with the Company, including creditors of the Company. Consultant will not represent, and Consultant has not represented, the interests of any such entities or people in connection with this matter.

12. Confidentiality / Non-Solicitation. Consultant shall keep as confidential all non-public information received from the Company in conjunction with this engagement, except (I) as requested by the Company or its legal counsel; (ii) as required by legal proceedings or (iii) as reasonably required in the performance of this engagement. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is or becomes public other than because of a breach of this provision.

Stone Blossom Capital LLC

Consulting Agreement

13. Hold Harmless. The Company shall hold harmless Consultant to the same extent as the most favorable indemnification it extends to its officers or directors, whether under the Company’s charter, bylaws, or other organizational documents or policies (collectively, “Corporate Documentation”), applicable law, or otherwise, and no reduction or termination in any of the benefits provided under any such indemnities shall affect the benefits provided to Consultant. Absent actual fraud or willful misconduct on the part of Consultant, no action may be brought against the Consultant by or on behalf of any Director or member of the Company or any shareholder or their assigns or successors in interest, for and on account of or with reference to actions, acts or conduct of Consultant (or Richard Ormond), or in connection with any of the duties or functions undertaken or performed Consultant. In the event of any such action against Consultant, Consultant shall be entitled to have advanced, from time to time, by the Company, funds for costs reasonably necessary in connection with the defense of such action or actions. The Consultant shall be covered as an officer under the Company’s director and officer liability insurance policies. Consultant shall, in addition, be entitled to obtain a director and officer liability insurance policy, of its choosing, covering Consultant only for all insurable risks, at the sole cost of the Company, for a minimum of USD$5,000,000. The Company shall also maintain any such insurance coverage for Consultant for a period of not less than six (6) years following the date of the termination of Consultant’s services hereunder. The provisions of this section are contractual obligations and no change in applicable law or the Company’s Corporate Documentation shall affect Consultant’s rights hereunder.

14. Insurance and Indemnity.

(1)	Company will add Consultant as an additional insured on its Errors & Omissions policy and its Director and Officer policy. This is a mandatory condition of this Agreement.

(2)	COMPANY WILL DEFEND, INDEMNIFY AND HOLD CONSULTANT HARMLESS FROM ALL CLAIMS ASSERTED AGAINST CONSULTANT RELATED TO OR IN CONNECTION WITH COMPANY AND ITS AFFILIATES. SEE APPENDIX B FOR ADDITIONAL INDEMNITY TERMS.

15. Amendments. All amendments, modifications or additions to this Agreement shall be in writing and signed by both parties.

16. Invalidity or Unenforceability. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed thereafter as if such invalid, illegal or unenforceable provision had never been contained herein.

17. Headings. The paragraph headings of this Agreement and its Appendices are for convenience or reference only and shall not define or limit any of the terms or provisions hereof.

18. Notices. Any notices or other communications contemplated or required under this Agreement, to be effective, shall be in writing and shall be given via personal delivery or via U.S. Certified mail, return receipt requested, at the following addresses.

If to Consultant:	If to Company:	With a copy to:
Richard Ormond
[*]

Stone Blossom Capital LLC

Consulting Agreement

19. Governing Law. This Agreement shall be governed by the laws of the State of California.

20. Arbitration. ANY DISPUTE OR CONTROVERSY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY A SINGLE ARBITRATOR AT ADR, SUBJECT TO ADR RULES THEN IN PLACE, LOCATED IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

21. Attorney’s Fees. In the event that any dispute between Consultant and Company should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable and documented out-of-pocket fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

IN WITNESS WHEREOF, the Parties agree to and execute this Agreement effective as of 12/1/23.

MEDMEN ENTERPRISES INC. by and on behalf of itself and all of its affiliates.

By:	/s/ Amit Pandey
Its:	Chief Financial Officer
Name:	Amit Pandey

Stone Blossom Capital LLC

/s/ Richard Ormond
Richard Ormond, Principal

Stone Blossom Capital LLC

Consulting Agreement

APPENDIX A

SERVICES AND COMPENSATION

SERVICES

General Duties: Consultant will be engaged as Company’s Chief Restructuring Officer to work with Company to develop and implement a restructuring or insolvency plan. This may include recommending an insolvency proceeding for the Company (and its subsidiaries and affiliates).

Additional Services. The CONSULTANT will provide, among others, the following services to the Company.

(i)	Management of the affairs of the Company.

(ii)	Surveying Company assets wherever located, and assessing all Company assets, including gathering appraisals of value of assets where necessary.

(iii)	Assess the best method to monetize Company assets to optimize cash proceeds.

(iv)	Develop and execute a plan for the orderly winddown of Company operations and affairs.

(v)	Consultant is authorized to employ agents, accountants, forensic accountants, security, computer forensics, IT services, specialist attorneys, professionals, locksmiths and management Consultants to protect, preserve and maintain the Company’s assets and books and records, and assist in the orderly winddown of the Company’s affairs. The costs for these professionals will be paid for by Company.

(vi)	Hire and terminate employees as necessary in the best interests of the Company.

(vii)	Coordination with the Company’s counsel, with respect to the preparation of pleadings, court-filings, administrative filings, for any proceedings on behalf of the Company, and in the negotiation and resolution of any claims against the Company.

(viii)	Review and evaluation of claims asserted against the Company and the resolution of disputed claims asserted against the Company.

(ix)	Appearance at any proceedings or hearings in any Court, as appropriate and necessary.

(x)	Communicating with creditors and with other parties-in-interest of the Company.

(xi)	Performance of the services typical of CRO and such other services as may be mutually agreed upon by the Company and Consultant in furtherance of a resolution of the Company’s affairs and its assets.

Consultant’s Professionals. In the ordinary course of its business, to address and efficiently handle business responsibilities, Consultant may retain other professionals to provide administrative support and services. Fees and expenses for services provided and expenses incurred by Consultant are the sole responsibility of the Company.

Reporting. CONSULTANT shall report to the Board of Directors of the Company.

While unlikely, if Consultant requires independent legal counsel for any reason related to this Agreement or the Services, Company agrees that Consultant can engage Buchalter, APC as its counsel, and agrees to waive any potential conflicts. Legal fees are exclusive of the compensation set forth below.

Stone Blossom Capital LLC

Consulting Agreement

COMPENSATION

Consultant will be paid forty-five thousand dollars per month until the termination of this Agreement. If this engagement lasts longer than the Initial Term, Consultant will be paid forty-five thousand dollars per month until such engagement is terminated.

In addition, Consultant will be reimbursed by the Company for the reasonable out-of-pocket expenses incurred in connection with this assignment, such as reasonable out-of-town travel, reasonable out-of-town lodging, duplications, computer research, messenger and technology charges. All fees and expenses due to Consultant will be billed monthly at cost, with no markup.

Upon execution of this Agreement a non-refundable initial payment of $180,000 shall be wired to Consultant (reflecting the first four months of the Initial Term). This payment is exclusive of any additional legal retainers needed for the Company or Consultant.

Consultant Wire Instructions:

[*]

Stone Blossom Capital LLC

Consulting Agreement

APPENDIX B

GUARANTY AND INDEMNITY BY SECURED LENDER                      (“Guarantor”)

By signing here, for good consideration, which is acknowledged herein Guarantor agrees, unconditionally, to be jointly and severally responsible to pay all the fees due to Consultant in the event Company (as defined in the Agreement) does not meet its payment obligations set forth herein. This includes any legal fees or other fees incurred by Consultant as well as any indemnities that remain unpaid.

GUARANTOR AGREES TO DEFEND, INDEMNIFY AND HOLD CONSULTANT HARMLESS FROM ALL CLAIMS ASSERTED AGAINST CONSULTANT RELATED TO OR IN CONNECTION WITH COMPANY AND ITS AFFILIATES, AND THIS AGREEMENT INCLUDING ANY AND ALL LEGAL FEES INCURRED BY CONSULTANT. CONSULTANT IS ENTITLED TO SEEK ITS OWN INDEPENDENT COUNSEL TO DEFEND ANY AND ALL CLAIMS AT GUARANTOR’S EXPENSE, TO BE PAID AT THE TIME THAT SUCH LEGAL FEES AND COSTS ARE INCURRED, INCLUDING BUT NOT LIMITED TO ARBITRATION FEES AND COSTS.

Governing Law. This Guaranty shall be governed by the laws of the State of California.

Arbitration. ANY DISPUTE OR CONTROVERSY ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY SHALL BE SETTLED EXCLUSIVELY BY A SINGLE ARBITRATOR AT ADR, SUBJECT TO ADR RULES THEN IN PLACE, LOCATED IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

If any dispute between Consultant and Guarantor. should result in litigation or arbitration, prevailing party is entitled to recover all reasonable fees, costs and expenses of enforcing any right including without limitation reasonable attorneys’ fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether such action is prosecuted to judgment.

GUARANTOR

By:
Its:
Name:

Stone Blossom Capital LLC

Richard Ormond, Principal